                                                                     Exhibit 4.1


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of December 17, 2001, is made by and among ALLEN TELECOM INC., a Delaware corporation ("BUYER"), BARTLEY R.F. SYSTEMS TRUST, a Massachusetts business trust (the "PARENT") and BARTLEY R.F. SYSTEMS, INC., a Massachusetts corporation and a wholly-owned subsidiary of the Parent ("RF SYSTEMS").


                              W I T N E S S E T H:

A. Pursuant to an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of November 19, 2001, by and among Buyer, Parent, RF Systems, Wenzel/Erlinger Associates, Inc., a California corporation and a wholly-owned subsidiary of RF Systems ("WENZEL/ERLINGER" and collectively with RF Systems, the "SELLER") and Richard J. Bartley, Jr., Stephanie J. Bartley, and Lucy M. Bartley (the "CONTROLLING SHAREHOLDERS"), Buyer has acquired substantially all of the assets of Seller in exchange for payment of the Purchase Price as provided therein.

B. The Purchase Price to be paid to Seller includes the Shares which as of the date hereof have not been registered under the Securities Act.

C. In order to induce Parent, Seller and the Controlling Shareholders to enter into the Asset Purchase Agreement, Buyer has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration had and received, the parties, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained in this Agreement, hereby agree as follows:

         1.1 DEFINITIONS. All capitalized terms used, but not otherwise defined, herein have the meanings assigned to them in the Asset Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

                  (a) "BUSINESS DAY" means a day Monday through Friday on which banks are generally open for business in New York, New York.

                  (b) "HOLDERS" means Seller or Parent or any person to whom the rights under this Agreement have been transferred in accordance with
Section 1.8 hereof.

                  (c) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


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                  (d)      "REGISTRABLE SECURITIES" means the Closing Shares and
the Escrow Shares, together with any securities that may be issued or distributed in respect of such shares by way of stock dividend, stock split or other distribution, or by way of merger, consolidation, exchange offer, reorganization or reclassification or similar transaction; provided, however, that securities will only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Securities and Exchange Commission ("SEC"),
(B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) are held by a Holder or a permitted transferee pursuant to Section 1.8 hereof, or (D) have not been sold or are not available for sale in transactions pursuant to Rule 144(k) promulgated under the Securities Act.

                  (e) "REGISTRATION EXPENSES" means all reasonable expenses incurred by the Buyer in complying with this Agreement, including all registration, qualification and filing fees, reasonable printing and duplicating expenses, fees and expenses of counsel and accountants for the Buyer, listing fees and expenses, blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such registration (but excluding Selling Expenses).

                  (f) "REGISTRATION PERIOD" has the meaning ascribed to such term in Section 1.4.

                  (g) "REGISTRATION STATEMENT" has the meaning ascribed to such term in Section 1.2.

                  (h) "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

         1.2 SHELF REGISTRATION. No later than five Business Days after the Closing Date (the "FILING DATE"), the Buyer shall file a "shelf" registration statement on the appropriate form (the "REGISTRATION STATEMENT") with the SEC and use its reasonable best efforts to effect the registration, qualification or compliance (including the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) of the Registrable Securities for resale by the Holders as soon as is reasonably practical thereafter.

         1.3 REGISTRATION EXPENSES. Buyer shall pay all Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 1.2.

         1.4 OBLIGATIONS OF THE BUYER. In the case of the registration, qualification, exemption or compliance effected by the Buyer pursuant to this Agreement, the Buyer shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Buyer shall:


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                  (a)      use its commercially reasonable efforts to keep such
registration, and any qualification, exemption or compliance under state securities laws that the Buyer determines to obtain, continuously effective until the Holders have completed the distribution described in the registration statement relating thereto. The period of time during which the Buyer is required hereunder to keep the Registration Statement effective is referred to herein as the "REGISTRATION PERIOD." Notwithstanding the foregoing, at the Buyer's election, the Buyer may cease to keep such registration, qualification, exemption or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder will expire, at such time as they are no longer, by reason of Rule 144 promulgated under the Securities Act (or other exemption from registration acceptable to the Buyer) required to register for the sale thereof;

                  (b)      promptly as reasonably practicable advise the
Holders:

                           (i)      when the Registration Statement or any
amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii)     of any request by the SEC for amendments or
supplements to the Registration Statement or the prospectus included therein or for additional information;

                           (iii)    of the issuance by the SEC of any stop order
suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                           (iv)     of the receipt by the Buyer of any
notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v)      of the happening of any event that requires
the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

                  (c) every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

                  (d) furnish to each Holder upon request, without charge, at least one copy of such Registration Statement in the form it becomes effective and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

                  (e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Buyer consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;


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                  (f)      prior to any public offering of Registrable
Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided, however, that the Buyer shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general services of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

                  (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends in such denominations and registered in such names as Holders may request at least three (3) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

                  (h)      upon the occurrence of any event contemplated by
Section 1.4(b)(v) above, the Buyer shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of any Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder;

                  (j) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a Registration Statement from and after a date not later than the effective date of such Registration Statement; and

                  (k) cause all Registrable Securities covered by a Registration Statement to be listed on the primary securities exchange or inter-dealer quotation system on which such securities of that type are then listed or quoted.

         1.5      INDEMNIFICATION.

                  (a) To the extent permitted by law, the Buyer shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages, liabilities and expenses (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 1.5(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereof, incident to any such registration, qualification or


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compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and shall reimburse each Holder and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided, however, that the Buyer will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; and provided further, that the Buyer will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in the Asset Purchase Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "FINAL PROSPECTUS"), such indemnity agreement will not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Buyer to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

                  (b) Each Holder shall severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Buyer, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Buyer within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 1.5(c) below), arising out of or based on any untrue statement ( or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and shall reimburse the Buyer, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Buyer for reasonable legal and any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided, however, that the indemnity will not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the


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foregoing, in no event will a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

                  (c)      Each party entitled to indemnification under this
Section 1.5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly but in no event later than 10 days after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who conducts the defense of such claim or litigation, must be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party will not be liable for any settlement of an action or claim effected without its written consent.

                  (d)      If the indemnification provided for in this Section
1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         1.6      OBLIGATIONS OF THE HOLDERS.

                  (a) Each Holder agrees that, upon receipt of any notice from the Buyer of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 1.2 until its receipt of copies of the supplemented or amended prospectus from the Buyer and, if so directed by the Buyer, each Holder shall deliver to the Buyer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (b) Each Holder shall suspend, upon request of the Buyer, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by


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Section 1.2 during (i) any period not to exceed two 90-day periods within any one 12-month period the Buyer requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Buyer determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Buyer or is otherwise inadvisable.

                  (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Buyer such information regarding such Holder and the distribution proposed by such Holder as the Buyer may request in writing or as is required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (d) Each Holder hereby covenants with the Buyer (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Buyer at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

                  (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Buyer unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Buyer to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

                  (f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any other applicable rule, regulation or law.

                  (g) At the end of the period during which the Buyer is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Buyer of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and such Holders shall notify the Buyer of the number of shares registered that remain unsold immediately upon receipt of such notice from the Buyer.

         1.7 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, the Buyer shall use its reasonable best efforts to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;


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                  (b)      file with the SEC in a timely manner all reports and
other documents required of the Buyer under the Exchange Act; and

                  (c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Buyer as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents of the Buyer as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

         1.8 ASSIGNABILITY. The rights to cause the Buyer to register Registrable Securities granted to the Holders by the Buyer under Section 1.1 may be assigned in full by a Holder in connection with a transfer by such Holder of all of its Registrable Securities; provided, however, that (i) such transfer must otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Buyer; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with the Asset Purchase Agreement. Except as specifically permitted by this Section 1.8, the rights of a Holder with respect to Registrable Securities as set out herein will not be transferable to any other Person, and any attempted transfer will cause all rights of such Holder therein to be forfeited. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         1.9 AMENDMENTS AND WAIVERS. With the written consent of the Buyer and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Buyer shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

         1.10 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address specified below:

                  If to Parent or RF Systems:

                                    Richard J. Bartley, Jr.
                                    93 Hilldale Avenue
                                    South Hampton, New Hampshire 03827

                  with a copy to:

                                    Nixon Peabody LLP
                                    101 Federal Street
                                    Boston, Massachusetts  02110-1823
                                    Attention:  Charles F. Claeys, P.C.


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                  If to Buyer:
                                    ALLEN TELECOM INC.
                                    25101 Chagrin Blvd. #350
                                    Beachwood, Ohio  44122
                                    Attention:  General Counsel

                  with a copy to:
                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    Attention:  Charles W. Hardin, Jr.


Any party hereto may change its address for the purposes of this SECTION 1.10 by giving notice as provided herein.

         1.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

         1.12 HEADINGS. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.


                         [SIGNATURES ON FOLLOWING PAGE]




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                  IN WITNESS WHEREOF, the parties have caused their duly
authorized representatives to execute this Agreement as of the date first above written.


                                       ALLEN TELECOM INC.


                                       By: /s/ Laura C. Meagher
                                          ------------------------------------
                                          Name:  Laura C. Meagher
                                          Title: Secretary


                                       BARTLEY R.F. SYSTEMS TRUST


                                       By: /s/ Richard J. Bartley, Jr.
                                          ------------------------------------
                                          Name:  Richard J. Bartley, Jr.
                                          Title: President


                                       BARTLEY R.F. SYSTEMS, INC.


                                       By: /s/ Richard J. Bartley, Jr.
                                          ------------------------------------
                                          Name:  Richard J. Bartley, Jr.
                                          Title: President




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